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                                                                   Exhibit 10.17

                            JOINT MARKETING AGREEMENT


Between Magellan Network Systems, Inc. ("Magellan"), a California corporation with a principal place of business at 1292 Hamerwood Avenue, Sunnyvale, California 94089, and e-Net, Inc. ("e-Net"), a Delaware corporation with principal offices at 12800 Middlebrook Road, Germantown, Maryland 20874-9204,

WHEREAS, Magellan is the owner and manufacturer of proprietary software products and supplier of turnkey telecommunication switching solutions, and

WHEREAS, e-Net is the owner and manufacturer of a proprietary data telephony (voice over data network) product called Telecom 2000-TM-, and

WHEREAS, the parties have jointly researched, and continue to research, the efficacy of combining their products for sales to prospective customers, and of combining their products with third-party products providing technical performance and functionality enhancements to both of the parties' product offerings, with an intended market of telecommunications carriers and telecommunications equipment manufacturers, and the parties have decided that it is in their mutual and respective best interests to enter into a program intended to promote sales under this Agreement.

NOW, THEREFORE, in order to establish the terms and conditions under which the parties' mutual and respective goals may be accomplished, in exchange of the mutual covenants and premises below, consideration deemed adequate, the parties agree as follows:

1.0 Definitions

MAGELLAN PRODUCT shall mean Magellan's proprietary software products, switching systems and all products related to or derived therefrom, for purposes of clarification and not limitations, algorithms, electronic computer protocols, routines, subroutines or programs developed by or on behalf of Magellan or otherwise owned by or in the custody of Magellan.

E-NET PRODUCT shall mean e-Net's proprietary data telephony (voice over data network) product called Telecom 2000-TM-, and all products related to or derived from Telecom 2000-TM- and/or related to or derived from US Patent No. 5,526,353 including specifically, for purposes of clarification and not limitation, algorithms, electronic computer protocols, routines, subroutines or programs developed by or on behalf of e-Net or otherwise owned by or in the custody of e-Net.

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PROJECT shall mean a mutual effort by the parties to promote, sell, deliver, and support a combination of the product technology capabilities of MAGELLAN PRODUCT and E-NET PRODUCT, and selected third-party product in a marketing endeavor further known as "Data Telephony for Telecommunications Carriers."

2.0 Scope of Agreement

(a) e-Net shall:

1) Sell and license E-NET PRODUCT to Magellan under mutually acceptable terms;

2) Give reasonable cooperation to the Project and Magellan in terms of advertising, media and press relations, trade expositions and shows, and dealer and distributor support;
3) Make management, marketing and technical personnel reasonably available to assist the Project and Magellan to resolve issues and achieve joint and respective sales goals;
4) Provide training, technical data and product documentation to the Project and Magellan, where such training, technical data and product documentation is reasonably required to achieve joint and respective sales goals, but such provision shall be under mutually acceptable terms;
5) Make available after-sale support to the Project and Magellan including maintenance, software support and spare parts, technical data and product documentation, under mutually acceptable terms; and
6) Perform design enhancements, modifications, or improvements of E-NET
PRODUCT when required by the Project in the joint determination of the parties, under mutually acceptable terms.

(b) Magellan shall:

1) Sell and license MAGELLAN PRODUCT to e-Net under mutually acceptable terms;
2) Give reasonable cooperation to the Project and e-Net in terms of advertising, media and press relations, trade expositions and shows, and dealer and distributor support;
3) Make management, marketing and technical personnel reasonably available to assist the Project and e-Net to resolve issues and achieve joint and respective sales goals;
4) Provide training, technical data and product documentation to the Project and e-Net, where such training, technical data and product documentation is reasonably required to achieve joint and respective sales goals, but such provision shall be under mutually acceptable terms;
5) Make available after-sale support to the Project and e-Net including maintenance, software support and spare parts, technical data and product documentation, under mutually acceptable terms; and


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6) Perform design enhancements, modifications, or improvements of MAGELLAN
PRODUCT when required by the Project in the joint determination of the parties, under mutually acceptable terms.

3.0  Restrictions on Use of Products, Trademarks, Trade Names, and Publicity


All use by a party of the other's product is restricted as follows:
(a) A party is strictly prohibited from reverse engineering, reverse compilation, or reverse assembly of the other's product;
(b) A party is strictly prohibited from making a copy or copies of the other's product;
(c) A party is strictly prohibited from sublicensing or otherwise transferring the other's product;
(d) A party shall not use the trademarks or trade names of the other; and
(e) A party shall not publicize this Agreement without the consent of the other party.

4.0 Term

This Agreement shall be for a term of one year, subject to termination by either party at any time, except that obligations of nondisclosure and proprietary rights shall survive termination, and, further, the specific agreements of the parties pertaining to after-sale support (clauses 2.a.5 and 2.b.5) may survive termination hereof.

5.0 Ownership and Proprietary Rights

(a) Ownership of Magellan Products. All rights, title and interest to MAGELLAN PRODUCT shall at all times remain the exclusive property of Magellan. All applicable copyrights, trade secrets, patents and other intellectual property rights to MAGELLAN PRODUCT shall remain the exclusive property of Magellan. No title to MAGELLAN PRODUCT is transferred to e-Net. e-Net shall not remove the copyright, trademark and proprietary rights notices of Magellan, and shall prohibit any such removal by its officers, agents, employees, and contractors.

e-Net acknowledges that MAGELLAN PRODUCT is proprietary and confidential and constitutes valuable trade secrets of Magellan. e-Net agrees to safeguard MAGELLAN PRODUCT with not less than the same degree of care as is exercised in connection with e-Net's own most proprietary and confidential materials.

All aspects of MAGELLAN PRODUCT, including without limitation, programs, methods of processing, specific design and structure of individual programs and their interaction and unique programming techniques employed therein, if any, shall remain the sole and exclusive property of Magellan, and shall not be used,


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sold, revealed, disclosed or otherwise communicated, directly or indirectly, by
e-Net to any person, company, or institution other than as set forth herein, excepting such technical and business development communications, product demonstrations, and detailed technical discussions as e-Net reasonably may deem necessary to perform the Project.

(b) Ownership of e-Net Products. All rights, title and interest to E-NET PRODUCT shall at all times remain the exclusive property of e-Net. All applicable copyrights, trade secrets, patents and other intellectual property rights to E-NET PRODUCT shall remain the exclusive property of e-Net. No title to E-NET PRODUCT is transferred to Magellan. Magellan shall not remove the copyright, trademark and proprietary rights notices of e-Net, and shall prohibit any such removal by its officers, agents, employees, and contractors.

Magellan acknowledges that E-NET PRODUCT is proprietary and confidential and constitutes valuable trade secrets of e-Net. Magellan agrees to safeguard E-NET PRODUCT with not less than the same degree of care as is exercised in connection with Magellan's own most proprietary and confidential materials.

All aspects of E-NET PRODUCT, including without limitation, programs, methods of processing, specific design and structure of individual programs and their interaction and unique programming techniques employed therein, if any, shall remain the sole and exclusive property of e-Net, and shall not be used, sold, revealed, disclosed or otherwise communicated, directly or indirectly, by Magellan to any person, company, or institution other than as set forth herein, excepting such technical and business development communications, product demonstrations, and detailed technical discussions as Magellan reasonably may deem necessary to perform the Project.

6.0 Limitation of Liability

IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER OR TO ANY OTHER THIRD PARTY BASED ON CONTRACT, TORT OR OTHERWISE FOR LOSS OF REVENUES, LOST PROFITS, LOST SAVINGS, OR INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT, EXCEPT THAT A PARTY MAY BE FOUND SO LIABLE FOR ANY DAMAGES ARISING OUT OF OR RELATING TO A PARTY'S INTENTIONAL OR GROSSLY NEGLIGENT VIOLATION OF CALUSES 3.a, 5.a or 5.b.

7.0 General

7.1 Compliance With Law


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The parties agree that they are each responsible at their own expense for compliance with all laws, and shall indemnify and save harmless the other from any claim by a third party arising out of or related to non-compliance with law.

7.2 Jurisdiction.
The Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

7.3 Dispute Resolution.
Disputes hereunder are to be settled by arbitration under the rules and administration of the American Arbitration Association ("AAA"). Such arbitration shall be heard by three arbitrators, all of whom have credentials in the fields of telecommunications, intellectual property, or both. Each party shall reselect one arbitrator, and those two shall select the third and final arbitrator. Each party shall bear their own costs during the arbitration, and AAA fees and costs will be divided and paid equally during the arbitration, but the panel of arbitrators shall be empowered to assess costs against a party, as well as other damages or sanctions. The arbitration shall take place in Atlanta, Georgia, governed by Delaware law of corporations and contracts.

7.4 Independent Contractors
It is expressly agreed that e-Net and Magellan are acting thereunder as independent contractors, and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose.

7.5 Notice
Any notice required to be given by either party to the other shall be deemed given ten (10) days after being deposited in the postal system in registered or certified form with return receipt requested, postage paid, addressed to the notified party at the address set forth above.

7.6 Assignment
A party may not assign this Agreement to any portion thereof without the approval of the other party, which shall not be unreasonably withheld.

7.7 Amendment; Waiver
Any provision of this Agreement may only be amended or waived if such amendment or waiver is in writing; and, if an amendment, executed by all parties hereto and, if a waiver, executed by the party which is waiving the term, condition or right.

7.8 Severability; Entire Agreement
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such

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prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. This Agreement constitutes the entire understanding of the parties with relation to the subject matter hereof, and may be amended only by a writing in accordance with clause 7.7 above.

7.9 Headings
The headings of the various sections of this Agreement have been inserted for ease of reference only and shall be deemed not to be a part of this Agreement.

MADE AND ENTERED INTO this 27 day of August, 1997 by the undersigned authorized representatives of the parties.

e-Net, Inc.                               Magellan Corporation
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/s/Robert A. Veschi                       /s/
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(Signature)                               (Signature)

Robert A. Veschi
-----------------------------             ------------------------------
(Name)                                    (Name)

President & CEO                           CFO
-----------------------------             ------------------------------
(Title)                                   (Title)


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